EXHIBIT 16

June 10, 2004

Securities and Exchange Commission
Washington,  D.C. 20549

Re: Synergy Brands, Inc.
    File No. 0-19409

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Synergy Brands, Inc., dated May 28, 2004, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/S/GRANT THORNTON LLP